UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2004

METROPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-111470	75-2550006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification Number)

8144 Walnut Hill Lane Suite 800 Dallas, Texas	75231
(Address of principal executive offices)	(Zip Code)

(214) 265-2550

(Registrant’s telephone number, including area code)

ITEM 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1*	Second quarter 2004 financial result estimates of MetroPCS, Inc.

*	- Furnished Herewith

ITEM 12. Results of Operations and Financial Condition.

The attached exhibit to this Current Report on Form 8-K discloses estimates for certain key financial results of MetroPCS, Inc. for the second quarter of 2004 and is incorporated herein in its entirety.

The information included in this Current Report on Form 8-K, including the attached exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS, INC.

Date: July 12, 2004	By:	/s/ Roger D. Linquist
	Name:	Roger D. Linquist
	Title:	President, Chief Executive Officer, Secretary and Chairman of the Board